Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-266733 and 333-269552), as amended by this Post-Effective Amendment No. 1, of Satellogic Inc. of our report dated March 26, 2025, with respect to the consolidated financial statements of Satellogic Inc. included in its Annual Report (Form 10-K) for the years ended December 31, 2024 and 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

March 26, 2025